Exhibit 99.1

NEWS RELEASE

For Immediate Release

Contact Information:

Erich Shea, +1 703 287-7814

emshea@sheahedges.com

Scott Byrnes, +1 703 661-9006

scott.byrnes@vastera.com

Maria Henry Elected Vastera’s New Chief Financial Officer

Dulles, VA — (September 23, 2002) — Vastera, Inc. (Nasdaq: VAST), the leading provider of solutions for Global Trade Management (GTM), today announced that Maria Henry has been appointed to the position of Chief Financial Officer (CFO), replacing Phil Balsamo, who is resigning to pursue outside opportunities.  Ms. Henry will formally join the Company in October, upon completing her transition from Acterna Corporation, where she is presently the Vice President of Corporate Development.

Ms. Henry has held senior-level financial and management positions with several global technology and services companies.  She brings to Vastera a depth of experience in developing financial growth strategies, implementing financial processes and controls, structuring mergers and acquisitions, as well as managing diverse investor classes.

“Maria is an excellent addition to our senior management team.  She has a stellar reputation for knowing how to build growth companies with shareholder value in mind,” said Vastera President and CEO Mark Ferrer. “Her past experience overseeing the strategic planning processes and financial management coupled with her management of billion dollar financial organizations will be invaluable to the Company as we continue our global expansion.”

Most recently, Ms. Henry has served as the Vice President, Corporate Development of Acterna Corporation.  Prior to that, she was US Office Products’ Chief Financial Officer, North America and its Senior Vice President, Finance, Planning and Analysis.  She served for three years as Vice President of Investor Relations for Wang Global, a multi-billion company that doubled its size during her tenure and completed four acquisitions. She also held various management positions in multiple functional areas with GE Information Systems, including Finance, MIS, Marketing and Business Process Reengineering during her eight years with that company.

“Vastera provides high value solutions in a rapidly emerging market space,” Henry said. “I am excited about the future of the Company and the impact that I can have on its success.”

Ms. Henry will be replacing Phil Balsamo, who is resigning from the Company at the end of the month, to pursue outside interests.  “Phil was instrumental in helping take Vastera public,” said Mark Ferrer.  “He has made several significant contributions to this Company, and we appreciate and thank him for all that he has done.  We wish him the best in his future endeavors.”

About Vastera

Vastera is the leading provider of solutions for Global Trade Management.  Its solutions including modular, web-native applications, trade management consulting and managed services, are designed to streamline the trade functions of global business.  The foundation of these solutions is Global eContent, a comprehensive, rules-based application of country-specific trade and regulatory data, which is maintained and updated daily.  Vastera’s solutions drive quick, tangible benefits for its clients by accelerating the flow of goods through the global supply chain, and reducing the associated labor costs, third party logistics fees, inventory carrying costs, and duties.  Vastera clients include: Ford, Alcatel, Dell, Fonterra, Lucent Technologies and Nortel Networks. For more information, please visit www.vastera.com.

This press release includes statements, which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Statements in this press release that are not strictly historical are “forward looking” statements, which are subject to the many risks and uncertainties that exist in Vastera’s operations and business environment.  These risks and uncertainties may cause actual results to differ materially from the expected results and include, but are not limited to, Vastera’s limited operating history, history of losses and anticipation of continued losses, potential volatility of quarterly operating results, the ability to successfully implement Vastera’s expansion plans, risks related to the Internet, risks related to legal uncertainty and other risks which are set forth in more detail in Vastera’s Registration Statement on Form S-1, as amended, as well as other reports and documents filed from time to time with the Securities and Exchange Commission.